Exhibit 99-B.8.49

Amendment to Participation Agreement

Among

ING Partners, Inc.

ING Life Insurance and Annuity Company

and

ING Financial Advisers, LLC

This Amendment is dated as of 29th day of April, 2005 by and between ING Partners, Inc. (the “Fund”), ING Life Insurance and Annuity Company (referred to as the “Adviser” in its capacity as investment adviser to the Fund, and the “Company” in its capacity as the issuer of variable annuity and variable life insurance contracts), and ING Financial Advisers, LLC (the “Distributor”) (collectively, the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement on November 28, 2001 (the “Agreement”) and subsequently amended the Agreement on March 5, 2002, May 1, 2003 and November 1, 2004;

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1.             By replacing the existing Schedule B with the Amended Schedule B attached hereto.

2.             All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.		ING Life Insurance and Annuity Company

By:	/s/ Robert S. Naka	By:	/s/Laurie M. Tillinghast
Name:	Robert S. Naka	Name:	Laurie M. Tillinghast
Title:	Senior Vice President	Title:	Vice President

ING Financial Advisers, LLC

By:	/s/ Terran R. Titus
Name:	Terran R. Titus
Title:	Vice President, Advisory Services

AMENDED SCHEDULE B

ING Partners, Inc.

Designated Portfolios

ING American Century Large Company Value Portfolio - Initial, Adviser and Service Class

ING American Century Select Portfolio - Initial, Adviser and Service Class

ING American Century Small Cap Value Portfolio - Initial, Adviser and Service Class

ING Baron Small Cap Growth Portfolio - Initial, Adviser and Service Class

ING Fidelity® VIP Contrafund® Portfolio - Initial, Adviser and Service Class

ING Fidelity® VIP Equity-Income Portfolio - Initial, Adviser and Service Class

ING Fidelity® VIP Growth Portfolio - Initial, Adviser and Service Class

ING Fidelity® VIP Mid Cap Portfolio - Initial, Adviser and Service Class

ING Fundamental Research Portfolio - Initial, Adviser and Service Class

ING Goldman Sachs® Capital Growth Portfolio - Initial, Adviser and Service Class

ING Goldman Sachs® Core Equity Portfolio - Initial, Adviser and Service Class

ING JPMorgan Fleming International Portfolio - Initial, Adviser and Service Class

ING JPMorgan Mid Cap Value Portfolio - Initial, Adviser and Service Class

ING MFS Capital Opportunities Portfolio - Initial, Adviser and Service Class

ING OpCap Balanced Value Portfolio - Initial, Adviser and Service Class

ING Oppenheimer Global Portfolio - Initial, Adviser and Service Class

ING Oppenheimer Strategic Income Portfolio - Initial, Adviser and Service Class

ING PIMCO Total Return Portfolio - Initial, Adviser and Service Class

ING Salomon Brothers Aggressive Growth Portfolio - Initial, Adviser and Service Class

ING Salomon Brothers Fundamental Value Portfolio - Initial, Adviser and Service Class

ING Salomon Brothers Large Cap Growth Portfolio - Initial, Adviser and Service Class

ING Solution 2015 Portfolio - Initial, Adviser and Service Class

ING Solution 2025 Portfolio - Initial, Adviser and Service Class

ING Solution 2035 Portfolio - Initial, Adviser and Service Class

ING Solution 2045 Portfolio - Initial, Adviser and Service Class

ING Solution Income Portfolio - Initial, Adviser and Service Class

ING T. Rowe Price Diversified Mid Cap Growth Portfolio - Initial, Adviser and Service Class

ING T. Rowe Price Growth Equity Portfolio - Initial, Adviser and Service Class

ING UBS U.S. Large Cap Equity Portfolio - Initial, Adviser and Service Class

ING Van Kampen Comstock Portfolio - Initial, Adviser and Service Class

ING Van Kampen Equity and Income Portfolio - Initial, Adviser and Service Class

*Goldman Sachs® is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.

** Fidelity® and Contrafund® are registered trademarks of FMR Corp.

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